News Release	FMC Technologies Inc 1803 Gears Road Houston, TX 77067

Exhibit 99.1

For Release: Immediate

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

Investors	Maryann Seaman (312) 861-6414

FMC Technologies CFO to Address
Friedman Billings Ramsey Investor Conference

HOUSTON, November 18, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, III, Senior Vice President and Chief Financial Officer, will present at the following event:

Analyst Conference: Friedman Billings Ramsey 2005 Annual Investor Conference

New York, Wednesday, November 30, at 12:30 P.M. EST.

Presentation: Live webcast and presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

# # #

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.